Exhibit 99.1

                                                     NASDAQ: ASFI

FOR IMMEDIATE RELEASE

CONTACT:

Robert J. Michel, CFO

Asta Funding, Inc.

(201) 567-5648

Asta Funding, Inc. Announces Financial Results for Second Quarter and First Six Months of Fiscal 2014

•	Net Income of $3.8 million, or $0.29 Per Diluted Share for Six Months. An Improvement of Over 10% from 2013

•	Net Income of $1.4 million, or $0.11 Per Diluted Share for 2nd Quarter

•	Strong Balance Sheet, Strong Liquidity Position Continues

•	$98.6 Million Cash & Securities as of March 31, 2014

•	$30.3 Million Investment in Personal Injury Claims and $33 .3 Million Investment in Structured Settlements

ENGLEWOOD CLIFFS, N.J., May 8, 2014 – Asta Funding, Inc. (NASDAQ: ASFI) (the “Company”), a consumer receivable asset management and liquidation company, today announced results for the second quarter and first six months of its 2014 fiscal year.

The Company reported net income attributable to Asta Funding, Inc. of $1,442,000 for the three month period ended March 31, 2014, or $0.11 per diluted share, an improvement as compared to net income attributable to Asta Funding, Inc. of $882,000 for the three month period ended March 31, 2013, or $0.07 per diluted share. Net income attributable to Asta Funding, Inc. for the six months ended March 31, 2014 was $3,831,000, or $0.29 per diluted share, an improvement as compared to net income attributable to Asta Funding, Inc. of $3,470,000, or $0.26 per diluted share for the six months ended March 31, 2013. The improvement in net income in the second quarter stems from a slight improvement in total revenues, no impairments during the quarter, lower interest expense and a lower effective tax rate. These improvements were offset by increased general and administrative expenses primarily due to the new business ventures of CBC Settlement Funding, LLC and GAR National Disability Advocates, LLC (formerly known as AGR Disability Help Center, LLC). CBC Settlement Funding, LLC is the Company’s new venture in which we purchased an 80% interest on December 31, 2013. The venture purchases periodic payments under a structured settlement and annuity from individuals in exchange for a lump sum payment. GAR National Disability Advocates, LLC, a wholly owned subsidiary of the Company, is a non-attorney advocacy group, which obtains and represents individuals nationwide in their claims for social security disability and supplemental security income benefits from the Social Security Administration. There were no comparative results for CBC Settlement Funding, LLC and GAR National Disability Advocates, LLC in the prior year.

Total revenues for the three months ended March 31, 2014 were $10,181,000, an improvement as compared to $10,085,000 for the same period in the prior year. Included in the second quarter of fiscal year 2014, is approximately $1,535,000 in revenue from CBC Settlement Funding, LLC on structured settlements. There was no comparative data in the prior year period. Also included in total revenues in the three month period ended March 31, 2014 is approximately $1,166,000 from Pegasus Funding, LLC, the joint venture in the personal injury finance industry, as compared to $1,392,000 from the same period of the prior year. Finance income from the distressed receivable business was down by approximately $1.3 million to $7.0 million for the three month period ended March 31, 2014 as compared to $8.3 million for the three month period ended March 31, 2013. Total revenues for the six month period ended March 31, 2014 were $20,418,000 as compared to $20,637,000 for the six month period ended March 31, 2013. Total revenues in the six month period ended March 31, 2014 included approximately $3,945,000 from Pegasus Funding, LLC, as compared to $2,634,000 in the same period of the prior year, as we move into the third year of operations of the personal injury claims business. Finance income from the distressed receivable was down by approximately $2.9 million to $13.9 million for the six month period ended March 31, 2014 from $16.8 million in the six month period ended March 31, 2013.

Net cash collections of consumer receivables acquired for liquidation, including net cash collections represented by account sales, were $10,498,000 for the second quarter of fiscal year 2014, as compared to $13,004,000 in the second quarter of fiscal year 2013. Net cash collections of consumer receivables acquired for liquidation, including net cash collections represented by account sales, were $20,702,000 for the six months ended March 31, 2014, compared to $26,613,000 in the six months ended March 31, 2013.

Income from fully amortized portfolios (zero basis revenue) was $6,869,000 for the three month period ended March 31, 2014, compared to $7,927,000 for the three month period ended March 31, 2013. Income from fully amortized portfolios was $13,663,000 for the six month period ended March 31, 2014, compared to $16,075,000 for the six month period ended March 31, 2013. Net cash collections on the Great Seneca portfolio were $2,502,000 in the second quarter of fiscal year 2014, as compared to $2,988,000 in the second quarter of fiscal year 2013. Net collections on the Great Seneca portfolio were $4,968,000 during the six months ended March 31, 2014, as compared to $5,641,000 for the six months ended March 31, 2013. The carrying value of the Great Seneca portfolio at March 31, 2014 was $38,430,000, as compared to $43,392,000 at September 30, 2013.

The Company invested approximately $5,500,000 and $10,019,000, respectively, in personal injury cases through the joint venture Pegasus Funding, LLC during the three and six month periods ended March 31, 2014. As of March 31, 2014, the Company had an invested value of approximately $30.3 million in personal injury claims. CBC Settlement Funding, LLC invested approximately $2.4 million in structured settlements during the second quarter of fiscal year 2014. The Company had an invested value of approximately $33.3 million as of March 31, 2014.

General and administrative expenses were $7,738,000 for the three month period ended March 31, 2014 as compared to $5,788,000 for the three month period ended March 31, 2013. The increase was primarily due to the inclusion of CBC Settlement Funding, LLC and GAR National Disability Help Advocates, LLC in the three month period ended March 31, 2014, with no comparative data in the prior year three month period. The inclusion of these units increased general and administrative expenses by approximately $1.8 million in the three month period ended March 31, 2014. General and administrative expenses were $13,505,000 during the six month period ended March 31, 2014, as compared to $11,381,000 for the six month period ended March 31, 2013. The increase was primarily due to the inclusion of CBC Settlement Funding, LLC and GAR National Disability Help Advocates, LLC in the six month period ended March 31, 2014, with no comparative results in the prior year six month period. The inclusion of these units increased general and administrative expenses by approximately $2.5 million in the six month period ended March 31, 2014.

Interest expense was $398,000 for the second quarter of fiscal year 2014 as compared to $534,000 for the second fiscal quarter of 2013. Although interest expense is lower in comparison to the prior year, the significant component of interest expense this year is related CBC Settlement Funding, LLC as the interest expense on the non-recourse debt to the Bank of Montreal was approximately $6 thousand in the second quarter of fiscal year 2014 as compared to the $534,000 reported in the prior year. Interest expense was $407,000 for the six month period ended March 31, 2014, as compared to $1,103,000 for the same period a year ago. The significant portion of the interest expense is related to CBC. The debt balance related to the CBC unit was $26.2 million as of March 31, 2014 as we continue to grow the structured settlement business. Effective March 27, 2014, CBC entered into the Sixth Amendment and Modification to Loan Agreement which, among other things, increased the warehouse facility and reduced the interest rate floor.

The balance of the non-recourse debt to the Bank of Montreal was $30,778,000 at March 31, 2014 down from $35,760,000 at September 30, 2013.

There were no impairments recorded in the six month period ended March 31, 2014 as compared to impairments of $2,203,000 reported in the three and six month periods ended March 31, 2013.

“We are pleased with the results of the second quarter and six month period ended March 31, 2014 as we continue to generate strong cash flow and have maintained our strong liquidity position including our recent $6 million investment in CBC Settlement Funding, LLC.” commented Gary Stern, Chairman and CEO of the Company. Mr. Stern continued, “With the inclusion of the new asset class of structured settlements through CBC, we continue to diversify our revenue streams and our asset base. CBC invested approximately $2.4 million in structured settlements during the quarter and we look forward to growing this new venture. We continue to invest in personal injury cases through the Pegasus Funding, LLC joint venture in which we invested approximately $10 million in personal injury claims during the first six months of fiscal year 2014. Mr. Stern concluded, “Our distressed consumer receivable business continues to contribute results as zero basis income was almost $7 million and $13.7 million during the three and six month periods ended March 31, 2014, respectively. In addition, we continue to seek additional investments in, or acquisitions of, companies in the financial services industry.”

A conference call to discuss the results of the second quarter and first six months of fiscal year 2014 will be held on Thursday, May 8, 2014 at 4:00PM, EDT

Toll-free dial-in number (U.S. and Canada):

(800) 668-4132

Conference ID:

42444517

International dial-in

number:

(224) 357-2196

Replay:

U.S. and Canada :(855) 859-2056

International: (404) 537-3406

Conference ID: 42444517

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, potential regulation or limitation of interest rates and other fees advanced by Pegasus under federal and/or state regulation, a change in statutory or case law which limits or restricts the ability of Pegasus to charge or collect fees and interest at anticipated levels, plaintiff ’s being unsuccessful in whole or in part in the litigation upon which our funds are provided, the continued services of the senior management of Pegasus to source and analyze cases in accordance with the underwriting guidelines of Pegasus, and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended September30, 2013. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Except as required by law, we assume no duty to update or revise our forward-looking statements.

-Financial Tables Follow

ASTA FUNDING, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013
Revenues:
Finance income on consumer receivables, net	$6,989,000	$8,263,000	$13,904,000	$16,753,000
Personal injury claims income	1,166,000	1,392,000	3,945,000	2,634,000
Unrealized gain on structured settlements	820,000		820,000
Interest income on structured settlements	715,000	—	715,000	—
Other income (includes $0 during the three month periods ended March 31, 2014 and 2013, and ($25,000) and $175,000 during the six month periods ended March 31, 2014 and 2013, respectively, of accumulated other comprehensive income reclassification for unrealized net (losses) / gains on available for sale securities)	491,000	430,000	1,034,000	1,250,000

	10,181,000	10,085,000	20,418,000	20,637,000

Expenses:
General and administrative	7,738,000	5,788,000	13,505,000	11,381,000
Interest	398,000	534,000	407,000	1,103,000
Impairments of consumer receivables acquired for liquidation	—	2,203,000	—	2,203,000

	8,136,000	8,525,000	13,912,000	14,687,000

Income before income tax	2,045,000	1,560,000	6,506,000	5,950,000
Income tax expense (includes tax benefit / (expense) of $0 during the three month periods ended March 31, 2014 and 2013, and $10,000 and ($71,000) during the six month periods ended March 31, 2014 and 2013, respectively, of accumulated other comprehensive income reclassifications for unrealized net (losses) gains on available for sale securities)	589,000	600,000	2,212,000	2,357,000

Net Income	1,456,000	960,000	4,294,000	3,593,000

Less: net income attributable to non-controlling interest	14,000	78,000	463,000	123,000

Net income attributable to Asta Funding, Inc.	$1,442,000	$882,000	$3,831,000	$3,470,000

Net income per share attributable to Asta Funding, Inc.:
Basic	$0.11	$0.07	$0.30	$0.27
Diluted	$0.11	$0.07	$0.29	$0.26
Weighted average number of common shares outstanding:
Basic	12,979,350	12,943,896	12,976,766	12,942,554
Diluted	13,209,314	13,226,351	13,204,671	13,213,218

ASTA FUNDING, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	September 30,
	2014	2013
ASSETS
Cash and cash equivalents	$28,275,000	$35,179,000
Available for sale investments	69,539,000	58,035,000
Restricted cash	801,000	968,000
Consumer receivables acquired for liquidation (at net realizable value)	52,071,000	57,900,000
Structured settlements	33,330,000	—
Investment in personal injury claims	30,318,000	35,758,000
Due from third party collection agencies and attorneys	1,554,000	1,169,000
Prepaid and income taxes receivable	—	1,496,000
Furniture and equipment, net	806,000	1,106,000
Deferred income taxes	9,691,000	10,443,000
Goodwill	2,770,000	1,410,000
Other assets	4,923,000	4,383,000

Total assets	$234,078,000	$207,847,000

LIABILITIES
Non-recourse debt – Bank of Montreal	$30,778,000	$35,760,000
Other debt – CBC (including non-recourse notes payable amounting to $13.5 million at March 31, 2014)	26,217,000	—
Other liabilities	2,425,000	2,486,000
Income taxes payable	201,000	—

Total liabilities	59,621,000	38,246,000

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; authorized 5,000,000 shares; issued and outstanding — none	—	—
Common stock, $.01 par value; authorized 30,000,000 shares; issued — 12,984,239 at March 31, 2014 and 14,917,977 at September 30, 2013; and outstanding 12,984,239 at March 31, 2014 and 12,974,239 at September 30, 2013	130,000	149,000
Additional paid-in capital	62,189,000	79,104,000
Retained earnings	112,842,000	109,011,000
Accumulated other comprehensive loss	(303,000)	(674,000)
Treasury stock (at cost), 0 shares at March 31, 2014 and 1,943,738 shares at September 30, 2013	—	(17,805,000)
Non-controlling interest	(401,000)	(184,000)

Total stockholders’ equity	174,457,000	169,601,000

Total liabilities and stockholders’ equity	$234,078,000	$207,847,000